UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008, Force Protection, Inc. (the “Company”) appointed Michael Moody as Chief Executive Officer of the Company.  Mr. Moody has served in the position of President of the Company since September 19, 2007 and as interim Chief Executive Officer and Chairman of the Board since January 8, 2008.  Mr. Moody has served as a director of the Company since September 2006.  On February 29, 2008, the Company also appointed Francis E. Scheuerell, Jr. as Interim Chief Financial Officer of the Company.

On February 29, 2008, Michael Durski, Chief Financial Officer of the Company departed from the Company effective February 29, 2008.  In addition, Raymond Pollard, the Chief Operating Officer of the Company departed from the Company effective March 3, 2008.

Mr. Moody, age 61, has more than 30 years of senior management experience in operational management, reorganizations, acquisitions and business transformation. Mr. Moody has undertaken many business transformations in the roles of Chief Operating Officer or President of domestic and international companies. Mr. Moody holds a CPA (Australia) with extensive domestic and international investment banking experience including difficult turnaround situations.

Mr. Scheuerell, age 48, has over 26 years of experience addressing complex accounting and reporting issues.  Prior to joining a predecessor of Huron Demand LLC (“Huron”) in December 2005, Mr. Scheuerell was Vice President - Financial Reporting for HealthSouth Corporation from June 2004 to December 2005 assisting with rebuilding of its accounting organization and infrastructure.  Prior to that, Mr. Scheuerell was a partner in BDO Seidman’s national accounting office and, from 1994 to 2001, was a project manager with the Financial Accounting Standard Board, or FASB.  Mr. Scheuerell holds a B.S. from Illinois State University, and is a certified public accountant and certified management accountant.

Presently, Mr. Scheuerell is a managing director Huron.  On February 29, 2008, Huron and the Company entered into an engagement letter (the “Engagement Letter”) with respect to Mr. Scheuerell’s services as the interim Chief Financial Officer of the Company.  Pursuant to the Engagement Letter, Mr. Scheuerell, as an employee of Huron, will act as interim Chief Financial Officer of the Company and devote substantially all of his full-time efforts to the business and affairs of the Company. Mr. Scheuerell will be responsible for all accounting functions of the Company, provided that the Board will retain the right to make any final decisions.  Mr. Huron shall report directly to the Board and the Chief Executive Officer.  Huron will be paid $550.00 per hour that Mr. Scheuerell performs work for the Company. The term of the Engagement Letter began on February 29, 2008 and shall end on March 31, 2008, with a month-to-month extension by mutual agreement.  The Company has agreed to provide Mr. Scheuerell the same indemnification provided to other officers of the Company and has also agreed to certain indemnification provisions relating to Huron.  The Company has agreed not to solicit, employ or otherwise engage Mr. Scheuerell during the term of and for a period of one year following the expiration or termination of  Engagement Letter.

A copy of the press release announcing the departure of Mr. Pollard and Mr. Durski and the appointment of Mr. Moody and Mr. Scheuerell is attached to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
99.1	Press Release dated March 3, 2008 entitled “Force Protection Begins Management Restructuring”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: March 5, 2008

/s/ Michael Moody
(Signature)
Name: Michael Moody
Title: President and Chief Executive Officer

EXHIBIT LIST

Exhibit	Description
99.1	Press Release dated March 3, 2008 entitled “Force Protection Begins Management Restructuring”